SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

UNITED PANAM FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITED PANAM FINANCIAL CORP.

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

DATE:	Tuesday, June 22, 2004
TIME:	9:00 a.m.
PLACE:	United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

May 13, 2004

Dear Shareholder:

It is my pleasure to invite you to United PanAm Financial Corp.’s (“UPFC”) 2004 Annual Meeting of Shareholders.

We will hold the meeting on Tuesday, June 22, 2004 at 9:00 a.m., at our corporate headquarters, 3990 Westerly Place, Suite 200, Newport Beach, CA 92660. In addition to the formal items of business, I will review the major developments of 2003 and answer your questions.

This booklet includes the Notice of Annual Meeting, the Proxy Statement, and a copy of the 2003 Annual Report to Shareholders. The Proxy Statement describes the business that we will conduct at the meeting and provides information about UPFC.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage paid envelope so that your shares will be represented at the meeting. If you receive more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,
/s/ GUILLERMO BRON
Guillermo Bron
Chairman of the Board

UNITED PANAM FINANCIAL CORP.

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, June 22, 2004
Time:	9:00 a.m.
Place:	United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

Dear Shareholders:

At our 2004 Annual Meeting, we will ask you to:

•	Elect two (2) directors to serve terms of two years;

•	Ratify the selection of KPMG LLP as our independent accountants for 2004; and

•	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record at the close of business on April 16, 2004, you may vote at the Annual Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ RAY C. THOUSAND
Ray C. Thousand
President, Chief Operating
Officer and Secretary

Newport Beach, California

Dated: May 13, 2004

PROXY STATEMENT FOR UNITED PANAM FINANCIAL CORP.

2004 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the United PanAm Financial Corp. (“UPFC”) 2003 Annual Report, which includes our financial statements.

Who is Entitled to Vote?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on May 13, 2004 to all shareholders entitled to vote. Shareholders who owned UPFC common stock at the close of business on April 16, 2004 are entitled to vote. On this record date, there were 16,144,098 shares of UPFC common stock outstanding. UPFC common stock is our only class of voting stock. We are also authorized to issue up to 2,000,000 shares of non-voting preferred stock, but have not yet chosen to do so.

What Constitutes a Quorum?

A majority of our outstanding shares as of the record date must be present, in person or represented by proxy, in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the annual meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of UPFC common stock that you owned at the close of business on April 16, 2004 entitles you to one vote. The proxy card indicates the number of votes that you have.

How Do I Vote By Proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all two (2) nominees for director (see page 26); and

•	“FOR” ratification of the selection of KPMG LLP as independent accountants for 2004 (see page 26).

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with their best judgment. At the time this Proxy Statement was mailed, we knew of no matters, which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What is the Effect of Broker-Non Votes and Abstentions

If you hold your shares of UPFC common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth herein and “FOR” ratification of the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2004.

California law requires the following two votes to adopt any proposal (other than the election of directors): (i) the affirmative vote of a majority of the shares represented and voting at the annual meeting, unless the vote of a greater number is required by law or by our Articles of Incorporation and (ii) the affirmative vote of at least a majority of the shares required to constitute a quorum. In determining whether the first vote under (i) has been obtained, abstentions and broker nonvotes are not treated as shares voting and therefore will not affect the vote on any proposal. In determining whether the second vote under (ii) has been obtained, abstentions and broker nonvotes will have the effect of votes cast AGAINST each of the proposals. That is, abstentions and broker non-votes will reduce the number of affirmative votes and therefore reduce the total percentage of votes the proposal might otherwise have received.

May I Vote Electronically over the Internet or by Telephone?

We have not set up procedures to allow voting by the Internet or by telephone. Accordingly, shareholders whose shares are registered in the own names may vote personally at the meeting or by completing and returning the proxy card in the self-addressed, postage paid envelope provided.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide the instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

May I Change My Vote After I Return My Proxy?

Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:

•	You may send to UPFC’s Secretary another completed proxy card with a later date;

•	You may notify UPFC’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may attend the Annual Meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement, power of attorney or letter from the nominee indicating that you were the beneficial owner of the shares on April 16, 2004, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Two (2) Directors	The two nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Our Articles of Incorporation do not permit cumulative voting. Your proxy cannot be voted for a greater number of directors than two.

Proposal 2: Ratify Selection of Independent Public Accountants	The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the selection of independent public accountants. So, if you “ABSTAIN” from voting, it will have the same effect as a vote against this proposal.

The Effect of Broker Non-Votes

If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

If your broker does not vote your shares on Proposal 1, it will have no effect on the outcome of the proposal.

If your broker does not vote your shares on Proposal 2 it will have the same effect as a vote “against” this proposal.

How Many Directors Have Been Nominated?

Our board of directors is divided into two classes, with one-half of the directors elected each year for a two-year term. Our board of directors has nominated two directors to stand for re-election as Class I directors. Our board of directors is currently composed of five directors (three Class II directors and two Class I directors), which is fewer than the number of directors fixed pursuant to our bylaws. Our bylaws provide that the number of directors shall be six. One of our former Class I directors, Lawrence J. Grill, resigned as a director effective December 24, 2003. Our Nominating Committee is currently undertaking a search to identify a potential new director who is “independent” as defined by the National Association of Securities Dealers’ listing standards. Your proxy cannot be voted for a greater number of directors than two, the number of nominees named by our board.

How Are Directors Nominated?

Our Board of Directors nominated the directors standing for election at this meeting. However, going forward, the Nominating Committee of the Board of Directors, which was established in March of 2004, will recommend nominees for selection to our Board and the Board will then select the nominees for election as directors. Nominations for directors may be made by any UPFC shareholder pursuant to Section 2.11 of our bylaws. Section 2.11 of our bylaws provides that any shareholder may nominate directors for election as long as the shareholder complies with the timely notice provisions set forth in Section 2.11 (as well as any additional requirements under any applicable law or regulation). The timely notice provisions of Section 2.11 state as follows:

A shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation “not less than one hundred twenty (120) days prior to the day and month on which, in the immediately preceding year, the corporation’s proxy statement was released to shareholders or if the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person and (ii) the principal occupation or employment of such person and the class and number of shares of the corporation which are beneficially owned by such person that are required to be disclosed in solicitations of the proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a directors, if elected); (B) as to each action item required to be included on the agenda, a description, in sufficient detail, of the purpose and effect of the proposal to the extent necessary to properly inform all shareholders entitled to vote thereon prior to any such vote; and (C) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and the class and (ii) number of shares of the corporation which are beneficially owned by such shareholder.”

No person nominated by a shareholder shall be elected as a director of the corporation unless nominated in accordance with the procedures set forth in Section 2.11 of the bylaws. Based on our bylaws, any shareholder desiring to nominate directors at this meeting should have sent notice by January 6, 2004.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy-soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies specializing in the solicitation of proxies in connection with the solicitation of proxies, if the Board of Directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2003 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

United PanAm Financial Corp.

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Sherry Landy, Assistant Secretary

INFORMATION ABOUT UPFC STOCK OWNERSHIP

Which Shareholders Own 5% or More of UPFC’s Common Stock?

The following table shows, as of December 31, 2003, all persons or entities we know to be “beneficial owners”(1) of more than five percent (5%) of our common stock. This information is based on Schedule 13G reports filed with the Securities and Exchange Commission (“SEC”) by each of the entities listed in the table below. If you wish, you may obtain these reports from the SEC.

	Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owners	Number of Shares(2)	Percent of Class
Guillermo Bron (3) 1901 Avenue of the Stars, Suite 400 Los Angeles, California 90067	11,200,000	65.38%

BVG West Corp. (4) 1901 Avenue of the Stars, Suite 400 Los Angeles, California 90067	10,050,000	62.42%

Pan American Financial, L.P. (5) 1901 Avenue of the Stars, Suite 400 Los Angeles, California 90067	8,681,250	53.92%

Ray Thousand (6) 3990 Westerly Pl., Suite 200 Newport Beach, CA 92660	1,446,250	8.26%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if they own it in the usual sense, but also if they have the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares, which a person has the right to acquire within 60 days of April 16, 2004.

(2)	Except as otherwise noted below, each entity has sole voting and investment power over the shares of common stock shown as beneficially owned subject to community property laws where applicable.

(3)	Mr. Bron is the record owner of 120,000 of such shares and has the right to acquire within 60 days of April 16, 2004, 1,030,000 shares upon exercise of stock options granted pursuant to the UPFC Amended and Restated 1997 Employee Stock Incentive Plan, as amended (the “Stock Incentive Plan”). Mr. Bron also beneficially owns 10,050,000 shares through his control of and majority shareholding of the common stock of BVG West Corp. and his position as President and director of BVG West Corp. See Footnotes 4 and 5 below.

(4)	BVG West Corp. is the record owner of 1,368,750 such shares. BVG West Corp. also beneficially owns 8,681,250 of such shares in its capacity as the sole general partner of Pan American Financial, L.P. (“PAFLP”).

(5)	Mr. Bron and related persons hold 63.5% of the Class A Limited Partnership Units and 55.6% of the Class B Limited Partnership Units of PAFLP, which entitle the holders to receive 5,376,320 shares of the common stock held by PAFLP.

(6)	Mr. Thousand is the record owner of 28,000 such shares and has the right to acquire within 60 days of April 16, 2004, 1,418,250 shares upon exercise of stock options granted pursuant to the Stock Incentive Plan.

How Much of UPFC’s Common Stock is Owned by Directors and Executive Officers?

The following table shows, as of April 16, 2004, beneficial ownership of UPFC common stock by each of our directors, nominees for directors, named executive officers and for our directors and executive officers as a group. One of our named executive officers who is listed in the table below, John J. Warren, was an executive officer during a portion of 2003, but was not serving as an executive officer on December 31, 2003.

	Common Stock Owned (1)
Name of Beneficial Owner	Number of Shares		Percentage of Class (2)
Guillermo Bron	11,200,000	(3)	65.38%
Ray C. Thousand	1,446,250	(4)	8.26%
Garland Koch	196,069	(5)	1.21%
Ron R. Duncanson	83,750	(6)	*
Mitchell G. Lynn	198,628	(7)	1.23%
Luis Maizel	106,200	(8)	*
John J. Warren	335,206	(9)	2.04%
Mario Radrigan	363,400	(10)	2.21%
Directors and executive officers as a group (8 people)	13,929,503	(11)	71.42%

*	Less than one percent.

(1)	Includes shares issuable upon the exercise of stock options, which a person has the right to acquire within 60 days after Apri1 16, 2004. Except as otherwise noted below, each person has sole voting and investment power over the shares of common stock as beneficially owned subject to community property laws where applicable.

(2)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days after April 16, 2004 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes (i) 1,368,750 shares owned of record by BVG West Corp., a corporation controlled by Mr. Bron, (ii) 8,681,250 shares by PAFLP, the sole general partner of which is BVG West Corp., and (iii) 1,030,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004.

(4)	Includes 1,418,250 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004.

(5)	Includes 85,544 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004.

(6)	Includes 73,750 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004. Excludes 4,300 shares held by Mr. Duncanson’s children, as to which he disclaims beneficial ownership.

(7)	Includes 25,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004. Excludes 20,000 shares held by Mr. Lynn’s children, as to which shares Mr. Lynn disclaims beneficial ownership.

(8)	Includes 85,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004. Excludes 2,000 shares held by LM Capital Management Pension Plan, as to which shares Mr. Maizel disclaims beneficial ownership. Mr. Maizel holds 1.1% of the Class A Limited Partnership Units and 1.8% of the Class B Limited Partnership Units of PAFLP, which entitle Mr. Maizel to receive 106,239 shares of common stock held by PAFLP. Mr. Maizel disclaims beneficial ownership of the shares of common stock held by PAFLP.

(9)	Includes 325,400 shares issued upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004

(10)	Includes 361,400 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004.

(11)	Includes 3,404,344 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 16, 2004.

BOARD MATTERS

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board has reviewed its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market. As a result of this review, in March 2004 the Board appointed a Nominating Committee consisting entirely of “independent directors” as that term is defined by the National Association of Securities Dealers’ listing standards. The Board also reviewed and updated its Code of Personal Business Conduct and Ethics.

Board Qualification and Selection Process

Our Nominating Committee reviews, evaluates and proposes prospective candidates for our Board of Directors. The Nominating Committee recommends director nominees for selection to our Board and the Board selects the nominees for election as directors. Each member of our Board should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of the Company and its shareholders. The goal of the Nominating Committee is to maintain a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, level of independence, community involvement and expected period of time available for service. In evaluating director nominees, the Nominating Committee considers a variety of factors, including the mix of skills, experience contacts and other qualities. Other important factors to be considered by the Nominating Committee in the selection of nominees for the position of non-management director include current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work together as an effective group and ability to commit adequate time to serve as a director.

The Nominating Committee will conduct an annual assessment of the composition of the Board, and will advise the Board on any proposed changes or enhancements to Board composition and structure. The Nominating Committee has the authority to retain a search firm to identify director candidates.

Consideration of Shareholder Nominees

The policy of the Nominating Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors. In evaluating potential nominees, the Nominating Committees will look at the same factors described under the heading “Board Qualification and Selection Process” above. Recommendations for director nominees must be submitted in writing should meet the requirements of Section 2.11 of the Company’s bylaws and should be sent to:

Sherry Landy, Assistant Secretary

United PanAm Financial Corp

3990 Westerly Place, Suite 200

Newport Beach, CA 92660

The Nominating Committee will then screen potential candidates to determine if they meet the qualification criteria. For those candidates who meet the criteria, the Nominating Committee will conduct a due diligence review of the candidates’ qualifications. Additional procedures for shareholders to directly nominate directors is set forth above under the heading “How Are Directors Nominated?”

Executive Sessions

Executive session of non-management directors will be held from time to time. The Board contemplates that executive sessions will occur at least twice a year in conjunction with regularly scheduled Board meetings.

Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our Board of Directors at the annual meeting. All of our directors except Lawrence J. Grill attended the 2003 annual meeting of shareholders.

Communications with the Board

Individuals may communicate directly with the Board of Directors by writing to the Chairman of the Board at the following address:

United PanAm Financial Corp

Attn: Chairman of the Board

3990 Westerly Place, Suite 200

Newport Beach, CA 92660

Phone 949-224-1917 / Fax 949-224-1912

The communication may be mailed, delivered by personal delivery, messenger, courier, facsimile or regular, certified or registered mail.

Code of Ethics

We have reviewed and updated a Code of Personal Business Conduct and Ethics governing activities by all directors, officers and employees. The Code of Personal Business Conduct and Ethics is available on our website at www.upfc.com or can be obtained in part from:

Sherry Landy, Assistant Secretary

United PanAm Financial Corp

3990 Westerly Place, Suite 200

Newport Beach, CA 92660

Any amendments or waivers to the code will promptly be disclosed by posting on the website.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings. Our Bylaws currently fix the exact number of directors at 6.

Biographical information about the directors is provided on pages 14 through 15. The Board met 9 times during 2003. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served.

Mr. Maizel, Mr. Duncanson and Mr. Lynn are qualified as independent directors under Rule 4200 (a) (15) of the National Association of Securities Dealers’ Listing Standards.

The Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These “standing committees” of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee directs our external auditors to insure that they satisfy the legal and technical requirements necessary for the protection of our shareholders, employees and directors. The Audit Committee has the sole authority to appoint or replace a firm of public accountants to serve as our external auditors. It also makes certain that the external auditors have the independence necessary to freely examine all of our books and records. The Audit Committee held 4 meetings during 2003. Mr. Duncanson chairs the Audit Committee and Messrs. Maizel and Lynn are also members. Each Audit Committee member is “independent” as defined by the National Association of Securities Dealers’ listing standards. The Board of Directors has designated Mr. Duncanson, Mr. Maizel and Mr. Lynn as “audit committee financial experts” as that is term is defined by SEC regulations issued under the Sarbanes-Oxley Act of 2002.

Compensation Committee

Our Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. The Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and perquisites of our executive officers, determines the individuals to whom, and the terms upon which, awards under our Stock Incentive Plan, management incentive plans and 401(k) plan are granted, makes periodic reports to the Board of Directors as to the status of such plans and reviews and recommends to the Board of Directors additional compensation plans. The Compensation Committee held 4 meetings during 2003. Mr. Lynn chairs the Compensation Committee and Messrs. Maizel and Duncanson are also members. Each Compensation Committee member is “independent” as defined by the National Association of Securities Dealers’ listing standards.

Nominating Committee

Our Nominating Committee operates under a written charter adopted by the Board of Directors. The Nominating Committee charter is available on our website at www.upfc.com. The Nominating Committee recommends to the Board the director nominees to be proposed by the Company for election at each annual meeting of shareholders and a director nominee for each committee. The Nominating Committee also assists in the identification, evaluation and nomination of potential candidates for membership on the Board and makes recommendations regarding overall Board composition. The Nominating Committee was formed on March 24, 2004 and did not hold any meetings during 2003. Mr. Duncanson chairs the Nominating Committee and Mr. Lynn and Mr. Maizel are also members. Each Nominating Committee member is “independent” as defined by the National Association of Securities Dealers’ listing standards.

Compensation Committee Interlocks and Insider Participation

All decisions involving executive officer compensation are made by our Compensation Committee, consisting of Messrs. Lynn, Maizel and Duncanson. None of the members of the Compensation Committee is or has been an officer or employee of UPFC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of another entity’s board of directors performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance by Directors and Executive Officers

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports with the Securities and Exchange Commission and The Nasdaq Stock Market on changes in their beneficial ownership of UPFC common stock, and to provide us with copies of the reports.

During 2003 each of our directors and executive officers filed a Form 5 to disclose grants of options not previously reported, as required, on Form 5. In addition, each of our directors and one of our executive officers filed a Form 4 to disclose options granted during 2003 that were not timely reported on Form 4. Although not timely reported on Form 4 or Form 5, all options granted to our directors and executive officers were disclosed during the year granted in the applicable Proxy Statement for each affected year. Except as disclosed above, based on our review of reports filed under Section 16(a), or of certifications provided to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them.

How We Compensate Directors

Each director who is not also an employee is paid $10,000 per year and $5,000 per year for directors who chair a board committee. This compensation is payable quarterly. We reimburse directors for all reasonable and documented expenses incurred as a director. Directors, who were also employees during 2003, including Messrs. Bron and Thousand, were not compensated for their services as directors.

In addition, directors are eligible to participate in our Stock Incentive Plan and all directors have been granted options in accordance with such plan. All stock options granted to non-employee directors vest annually, subject to continued service on the Board of Directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

Certain Relationships and Related Transactions

UPFC, through its wholly owned subsidiary, Pan American Bank, FSB (the “Bank”), has had and expects in the future to have deposit transactions in the ordinary course of business with our directors and officers or associates of our directors and officers. We may also have banking transactions with corporations or other entities of which our directors or officers may own a controlling interest, or also serve as directors or officers. Such transactions have taken place and will take place on substantially the same terms, including interest, as those prevailing for comparable transactions with others. In accordance with current policies adopted by the Board of Directors, the Bank does not make loans to directors, officers or employees.

We entered into a registration rights agreement, as amended, with PanAmerican Financial, L.P., which we refer to as the partnership, an entity that is one of our principal shareholders in order to provide for the orderly distribution of 2,200,000 shares of UPFC common stock currently held by the partnership. Pursuant to the registration rights agreement, we filed a registration statement on Form S-3 (Registration No. 333-110478), as amended, to register the sale of UPFC common stock by the partnership as a selling shareholder. As of April 16, 2004, the registration statement had not yet been declared effective. The partnership is in the process of dissolving and, as part of that dissolution; it will distribute UPFC common stock to its limited partners, which distribution is subject to certain lock-up agreements. The general partner of the partnership is controlled by Guillermo Bron, our Chief Executive Officer and Chairman of our Board of Directors. All of the UPFC shares being registered and being offered by the partnership are considered to be beneficially owned by Mr. Bron. For more information see “Which Shareholders Own 5% or More of UPFC’s Common Stock?” The shares offered are owned by 29 out of the 32 limited partners of the partnership. One of the limited partners is a trust related to Luis Maizel, one of our directors.

Expenses relating to the filing and preparing of the registration statement have been paid by UPFC. As of April 16, 2004 $487,669.28 has been advanced. Under the registration rights agreement, regardless of whether an offering is consummated, the partnership agreed to reimburse UPFC for all registration expenses incurred; provided, however, that if UPFC does not fulfill certain of its obligations under the registration rights agreement solely as a result of any failure by UPFC to use its commercially reasonable efforts to perform the actions which it is required to perform under the registration rights agreement or a wrongful refusal by UPFC to comply with any material term or fulfill any material condition which is applicable to it under the registration rights agreement, then UPFC agrees to reimburse the partnership for any registration expenses reimbursed or reasonably incurred by it. The partnership is responsible to pay all underwriting discounts, selling commissions, stock transfer taxes and all fees applicable to the sale of the registered shares and the fees of its own counsel.

Board of Directors

Set forth below are the names and biographies of UPFC’s board of directors.

Name and Age	Principal Occupation and Business Experience
Class I Directors (directors to be elected at the 2004 Annual Meeting)

Ron R. Duncanson (43)	Mr. Duncanson has served as a director of UPFC since May 1999 and as a director of the Bank since 1994. Mr. Duncanson also serves as Chairman of our Audit Committee. Mr. Duncanson is a management consultant to Vintaco, Inc., where he oversees startup businesses Mr. Duncanson’s other responsibilities include the general oversight of an active mid-size commercial real estate portfolio. Prior to joining Vintaco in 1992, Mr. Duncanson served six (6) years with the Treasury Department, Office of Thrift Supervision, where he was a senior analyst in mergers and acquisitions. Mr. Duncanson was an auditor for Wells Fargo Bank from 1984 to 1986.

Mitchell G. Lynn (55)	Mr. Lynn has served as a director of UPFC and the Bank since April 2001. Mr. Lynn also serves as Chairman of our Compensation Committee. Mr. Lynn has served as President of Combined Resources International, a company that manufactures products in Mexico for sale to retailers in the United States, since 1995. From 1979 to 1994, Mr. Lynn held various executive level positions with the Price Company and Price/Costco. Mr. Lynn is currently a director of Bodega Latina, a warehouse grocery retailer focusing on the Hispanic market in Southern California.

Class II Directors (directors whose terms continue until 2005) Guillermo Bron (52)

Mr. Bron has served as Chief Executive Officer of UPFC since January 2001 and Chairman of the Board and a director of UPFC and the Bank since April 1994. In 2002, Mr. Bron was also a director of Telemundo Group, Inc. Mr. Bron is President of BVG West Corp., the sole general partner of Pan American Financial, L.P. Mr. Bron founded UPFC and organized a Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank’s predecessor from the Resolution Trust Corporation in April 1994. Since July 1994, Mr. Bron has been an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert.

Luis Maizel (53)	Mr. Maizel has served as a director of UPFC since October 1997. Mr. Maizel also serves as Chairman of our Investment Committee. Mr. Maizel has been President of LM Capital Management since 1989 and LM Advisors Inc. since 1984. Both such companies are pension funds management and financial consulting firms of which he is the principal stockholder. From 1980 to 1984, he was President of Industrias Kuick, S.A. and Blount Agroindustras, S.A., manufacturers of agribusiness equipment.

Ray C. Thousand (46)	Mr. Thousand has served as a director of UPFC since September 2000 and as President, Chief Operating Officer and Secretary of UPFC and President and Chief Executive Officer of the Bank since January 1, 2001. Mr. Thousand has served as President, Chief Executive Officer and a director of United Auto Credit Corporation (“UACC”) since February 1996. Previously, Mr. Thousand held positions in consumer and commercial lending with Norwest Financial from 1979 to 1985, and executive positions with Bank of America/Security Pacific Credit from 1985 to 1993, TransAmerica Business Credit in 1994 and Fidelity Funding Financial Group from 1994 to 1995 with emphasis on lending to consumer finance companies engaged in indirect automobile lending.

Executive Officers

Set forth below are the names and biographies of UPFC’s executive officers, except for Mr. Bron, our Chairman of the Board and Chief Executive Officer, and Mr. Thousand, our President, Chief Operating Officer and Secretary, whose biographies are included at page 11 under “Board of Directors”.

Name and Age	Principal Occupation and Business Experience
Executive Officers

Garland Koch (52)	Mr. Koch has served as Senior Vice President and Chief Financial Officer of UPFC and the Bank since July 2001 and as Senior Vice President and Chief Financial Officer of UACC since October 2000. From December 1994 to October 2000, he served as Senior Vice President and Chief Financial Officer at First Citizens National Bank and as Vice President and Chief Financial Officer of First Citizens Financial Corporation, both located in Mason City, Iowa. From March 1987 to December 1994, he served as Senior Vice President and Chief Financial Officer of First National Bank in Clarion, Iowa. Mr. Koch is a certified public accountant.

Mario Radrigan (43)	Mr. Radrigan has served as Executive Vice President, Senior Vice President and Vice President of Marketing for UACC since February 1996 and Senior Vice President of UPFC and the Bank since July 2001. From September 1993 to February 1996, he served as Finance Director of Webb Automotive Group. He served as Finance Director of Peyton Cramer Automotive Group from June 1988 to September 1993, as Senior Credit Analyst for Toyota Motor Credit Corporation from February 1986 to June 1988 and as Account Representative for General Motors Acceptance Corporation from August 1981 to February 1986.

How We Compensate Executive Officers

The following table summarizes information about compensation paid to or earned by our Chief Executive Officer and compensation paid to or earned by our four other most highly compensated executive officers who earned salary and bonus compensation in excess of $100,000 during 2003 and were serving as executive officers at December 31 2003. The table also provides information for John J. Warren who was an executive officer during a portion of 2003 but was not serving as an executive officer on December 31, 2003. In all cases, the officers concerned earned all the compensation shown for their services, in all their capacities, to UPFC or its subsidiaries during 2003, 2002, and 2001.

Name and Principal Position	Year					Long-Term Compensation				All Other Compensation ($)
		Annual Compensation				Awards			Payouts
		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards	Securities Underlying Options/ SARs		LTIP Payouts
Guillermo Bron Chairman of the Board and Chief Executive Officer	2003 2002 2001	150,000 150,000 150,000	127,500 —	2,400 2,400 6,000	(1) (1) (1)	— — —	— 750,000 —	(2)	— — —	— — —

Ray C. Thousand President and Chief Operating Officer and Chief Executive Officer of United Auto Credit Corporation	2003 2002 2001	240,000 220,000 200,000	220,000 200,000 170,000	2,400 2,400 2,400	(1) (1) (1)	— — —	— 900,000 1,225,250	(2) (3)	— — —	— — —

Garland W. Koch Senior Vice President, and Chief Financial Officer	2003 2002 2001	150,000 150,000 125,000	75,000 62,500 13,750	2,400 2,400 21,109	(1) (1) (4)	— — —	— — 125,680	(5)	— — —	— — —

Mario Radrigan Senior Vice President	2003 2002 2001	150,000 150,000 125,000	75,000 62,500 62,500	2,400 2,400 2,400	(1) (1) (1)	— — —	10,000 — 433,400	(2) (6)	— — —	— — —

John J. Warren (7) Former Senior Vice President	2003 2002 2001	150,000 150,000 125,000	75,000 62,500 62,500	2,200 2,400 2,400	(1) (1) (1)	— — —	— — 433,400	(6)	— — —	— — —

(1)	Consists primarily of an automobile allowance.
(2)	Consists of shares issuable pursuant to options granted under the Stock Incentive Plan.
(3)	Consists of 950,250 shares issuable pursuant to options granted as part of the conversion of options of the United Auto Credit Corporation Stock Plan to options under the Stock Incentive Plan and 270,000 shares issuable pursuant to options granted under the Stock Incentive Plan.
(4)	Consists of reimbursement for relocation expense.
(5)	Consists of 50,680 shares issuable pursuant to options granted as part of the conversion of options of the United Auto Credit Corporation Stock Plan to options under the Stock Incentive Plan and 75,000 shares issuable pursuant to options granted under the Stock Incentive Plan.
(6)	Consists of 253,400 shares issuable pursuant to options granted as part of the conversion of options of the United Auto Credit Corporation Stock Plan to options under the Stock Incentive Plan and 180,000 shares issuable pursuant to options granted under the Stock Incentive Plan.
(7)	Mr. Warren ceased to be an executive officer on December 1, 2003.

The following table sets forth information concerning stock options granted during 2003 to the named executive officers.

Option Grants in 2003

Individual Grants

Name	Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Application for Option Term (1)
					5% ($)	10% ($)
Mario Radrigan	10,000	2.12%	10.00	05/09/13	$58,912	$153,465

(1)	The Potential Realizable Value is the product of (a) the difference between (i) the product of the market price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the common stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of common stock underlying the option at December 31, 2003. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the common stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

The following table sets forth specific information concerning exercises of options to purchase UPFC common stock in 2003, and unexercised options held as of December 31, 2003, by the named executive officers.

Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (2)	Number of Shares of Common Stock Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End (1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Guillermo Bron	120,000	1,983,600	1,030,000	—	$5,428,200	$—
Ray C. Thousand	—	—	1,418,250	702,000	16,397,465	11,005,200
Garland Koch	—	—	70,544	55,136	580,286	135,214
Mario Radrigan	—	—	325,400	118,000	4,500,097	789,420
John J. Warren	—	—	325,400	—	4,500,097	—

(1)	The value of unexercised “in-the-money” options is the difference between the closing market price ($19.03 per share) of common stock on December 31, 2003 as reported on the Nasdaq National Market and the exercise price of the option, multiplied by the number of shares subject to the option. No value was reported for options granted with an exercise price in excess of the December 31, 2003 closing market price.
(2)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

Equity Compensation Plans

The following table summarizes information as of December 31, 2003 relating to equity compensation plans of UPFC pursuant to which grants of options, restricted stock or other rights to acquire shares may be acquired from time to time.

Equity Compensation Plan Information

December 31, 2003

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	5,083,018	$7.11	325,928
Equity compensation plans not approved by security holders	—	—	—

Total	5,083,018	$7.11	325,928

Employment Contracts, Termination of Employment and Change of Control Arrangements.

We have entered into employment agreements with Messrs. Bron, Thousand, Radrigan, Koch and Warren.

We have entered into an employment agreement dated March 15, 2002 with Guillermo Bron under which Mr. Bron is employed as the Chairman of the Board and Chief Executive Officer of UPFC and Chairman of the Board of the Bank for three years. Under this agreement Mr. Bron is entitled to receive:

•	an annual salary of $150,000 for 2002, with each year thereafter subject to review by the Board of Directors;

•	an annual bonus subject to the discretion of the Board of Directors; and

•	an automobile allowance of $200 per month.

We have entered into an employment agreement with Ray C. Thousand under which Mr. Thousand will be employed as President and Chief Operating Officer of UPFC and President and Chief Executive Officer of the Bank and UACC for the three years through December 8, 2003. Under this agreement, Mr. Thousand is entitled to:

•	an annual base salary of $300,000 in 2004, $325,000 in 2005, $350,000 in 2006, $375,000 in 2007 and $400,000 in 2008 ;

•	an annual cash bonus of up to 100% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs; and

•	an automobile allowance of $200 per month.

The Bank and UACC have entered into an employment agreement with Mario Radrigan under which Mr. Radrigan will be employed as Senior Vice President for the three years through March 1, 2005. Under this agreement, Mr. Radrigan is entitled to:

•	an annual base salary of $150,000 through February 28, 2003, $150,000 through February 28, 2004 and $150,000 through February 28, 2005;

•	an annual cash bonus of up to 50% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquency and charge-offs; and

•	an automobile allowance of $200 per month.

The Bank and UACC have entered into an employment agreement, as amended, with Garland Koch under which Mr. Koch will be employed as Senior Vice President and Chief Financial Officer for the three years through March 1, 2005. Under this agreement, Mr. Koch is entitled to:

•	an annual base salary of $150,000 through February 28, 2003, $150,000 through February 28, 2004 and $150,000 through February 28, 2005;

•	an annual cash bonus of up to 50% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquency and charge-offs; and

•	an automobile allowance of $500 per month.

The Bank and UACC have entered into an amended employment agreement dated August 5, 2003 with John J. Warren under which Mr. Warren will cease to be an executive officer as of December 1, 2003. Under this agreement, Mr. Warren is entitled to:

•	an annual base salary of $150,000 payable from December 1, 2003 to November 30, 2004; and

•	a cash bonus of 50% of the annual base salary payable in February 2004.

Audit Committee Report

The following Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference and shall not otherwise be deemed filed under such acts.

The Audit Committee of UPFC’s Board of Directors (the “Committee”) operates under a written charter adopted by the Board of Directors.

The Committee met and held discussions with management and the independent accountants regarding current audit activities and the plans and results of selected internal audits. Management has the primary responsibility for UPFC’s systems of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of UPFC’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The Committee also provides guidance in matters regarding ethical considerations and business conduct and monitors compliance with laws and regulations. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.

The Committee appointed UPFC’s independent accountants, subject to shareholder ratification. UPFC’s independent accountants also provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the committee discussed with the independent accountants that firm’s independence.

Management represented to the Committee that UPFC’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in UPFC’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the provision of the non-audit services described in “Financial Information Systems Design and Implementation Fees” and “All Other Fees” below is compatible with maintaining KPMG LLP’s independence.

AUDIT COMMITTEE

Ron R Duncanson, Chairman

Luis Maizel

Mitchell G. Lynn

Principal Accountant Firm Fees

Audit Fees. The aggregate fees billed by UPFC’s accounting firm, KPMG LLP, for professional services rendered for the audit of our annual financial statements and the review of the financial statements included in our Forms 10-Q for the year ending December 31, 2003 were $301,500 and for the year ending December 31, 2002 $150,000, respectively.

Audit Related Fees. There were no fees billed by KPMG LLP for professional services rendered for audit related fees for the fiscal years ended December 31, 2003 and December 31, 2002.

Tax Fees. The aggregate fees billed by KPMG LLP for tax services were $349,544 for the fiscal year ended December 31, 2003 and $140,205 for the fiscal year ended December 31, 2002.

All Other Fees. There were no fees billed by KPMG LLP for any other fees for the fiscal years ended December 31, 2003 and December 31, 2002.

All audit and non-audit services to be performed by KPMG LLP require pre-approval by the Audit Committee and its Chairman provided that the Chairman reports any decisions to pre-approve such audit related or non-audit services and fees to the full Audit Committee at its next regular meeting. All services described above that were performed by KPMG LLP were pre-approved by the Audit Committee in accordance with its pre-approval policies and procedures.

Compensation Committee’s Report on Executive Compensation

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee of UPFC’s Board of Directors operates under a written charter adopted by the Board of Directors. Set forth below is a report of our Compensation Committee addressing the compensation policies for 2003 applicable to our executive officers.

The Report

The Compensation Committee establishes our overall compensation and employee benefits and approves specific compensation levels for executive officers. It is a goal of the Compensation Committee to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the highest qualified executive officers.

Our executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders’ equity. The Compensation Committee believes that this performance goal and the long-term interests of our shareholders are generally best achieved by attracting and retaining management of high quality and that such management will require commensurate compensation. The Compensation Committee believes that our executive officer compensation policies are consistent with this policy.

In addition, the Compensation Committee believes that while our compensation programs should reflect the philosophy that executive compensation levels be linked to UPFC’s performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist us in attracting and retaining qualified employees critical to our long-term success, while enhancing employees’ incentives to perform to their fullest abilities, to increase profitability and to maximize shareholder value.

Certain of our executive officers, including the Chief Executive Officer, have written employment agreements with us (See “Employment Contracts, Termination of Employment and Change of Control Arrangements” on page 20, above). The Compensation Committee determines the levels of compensation that we grant in such employment agreements, and the levels of compensation that we grant to other executive officers from time to time, based on factors that it deems appropriate.

Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Compensation Committee based primarily on its review and analysis of the following factors: the responsibilities of the position, the performance of the individual and his or her general experience and qualifications, our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, the officer’s total compensation during the previous year, compensation levels paid by comparable companies in similar industries, the officer’s length of service with us, and the officer’s effectiveness in dealing with external and internal audiences. The Compensation Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

The base salary of our Chief Executive Officer was determined primarily on the terms of his employment agreement effective as of March 15, 2002. The agreement set Mr. Bron’s base salary at $150,000, and provides for a discretionary annual bonus subject to the discretion of the Board of Directors. Based on the foregoing; in 2003 Mr. Bron received a base salary of $150,000. A discretionary bonus of $127,500 was paid in 2003.

While the Compensation Committee establishes salary and bonus levels based on the above described criteria, the Compensation Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by UPFC pursuant to the Stock Incentive Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. Stock options have been granted to the executive officers and to other officers or key employees of UPFC. Through the Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to plan participants.

Eligible employees are also able to participate in our 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of UPFC and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of six months of service. Participants can contribute up to 15% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. The 401(k) Plan also provides that UPFC and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 50% of the 401(k) contributions made by such participants, up to 6% of their individual compensation.

Through these various compensation programs, the Compensation Committee believes that we further our objectives of attracting, retaining and motivating the best-qualified executive officers and employees, and ultimately will serve to increase our profitability and maximize shareholder value.

COMPENSATION COMMITTEE

Mitchell G. Lynn, Chairman

Luis Maizel

Ron Duncanson

Performance Graph

The following graph compares, for the period from December 31, 1998 through December 31, 2003, the yearly percentage change in our cumulative total return on our common stock with the cumulative total return of the NASDAQ—Total US, an index consisting of Nasdaq-listed U.S.-based companies and the NASDAQ Financial Index, an index consisting of Nasdaq-listed financial services companies. This graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future stock performance.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
United PanAm Financial Corp.	100.00	46.27	22.39	115.82	149.25	398.57
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
NASDAQ Financial Index*	100.00	99.34	107.40	117.96	121.48	164.30
SNL All Bank & Thrift Index	100.00	95.67	115.57	117.28	110.20	149.40

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Two Directors

Our bylaws provide that the number of directors shall be not less than five nor more than nine. The exact number of directors is fixed from time to time by the Board of Directors. Currently, the number of directors is set at six. Our Board of Directors is divided into two classes, with one-half of the directors elected each year for a two-year term. Our Board of Directors has nominated two directors to stand for re-election as Class I directors. Our Board of Directors is currently composed of five directors (three Class II directors and two Class I directors), which is fewer than the number of directors fixed pursuant to our bylaws. One of our former Class I directors, Lawrence J. Grill, resigned as a director effective December 24, 2003. Our Nominating Committee is currently undertaking a search to identify a potential new director who is “independent” as defined by the National Association of Securities Dealers’ listing standards. Your proxy cannot be voted for a greater number of directors than two, the number of nominees named by our board.

If you elect the two nominees, the Class I directors will hold office until the Annual Meeting in 2006, or until election of their successors, or until they resign. For information about the nominees, please refer to director biographies set forth above.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates. The Board has no reason to believe that its nominees would prove unable to serve if elected.

The following sets forth the names of the two (2) persons nominated by the Board to serve as Class I directors:

Class I Nominees

Ron Duncanson

Mitchell Lynn

The Board recommends that you vote “FOR” the election of both Class I Nominees for director.

Proposal 2: Ratify Selection of Independent Public Accountants for 2004

The Audit Committee has appointed KPMG LLP (“KPMG”) as our independent public accountants for the year ending December 31, 2004, and shareholders are being asked to ratify the appointment. KPMG, our accountants for the year ended December 31, 2003, performed audit services for 2003 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by KPMG during 2003 were furnished at customary rates and terms. Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board recommends that you vote “FOR” ratification of the selection of KPMG as

Independent Public Accountants for 2004.

OTHER BUSINESS

We know of no other business, which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2005 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before January 12, 2005. In addition, in the event a shareholder proposal is not submitted to us prior to March 28, 2005, the proxy to be solicited by the Board of Directors for the 2005 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2005 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: United PanAm Financial Corp., 3990 Westerly Place, Suite 200, Newport Beach, California, 92660 Attn: Corporate Secretary.

By order of the Board of Directors,

/s/ Ray C. Thousand
Ray C. Thousand
President, Chief Operating
Officer and Secretary

May 13, 2004

Appendix A

UNITED PANAM FINANCIAL CORP.

AUDIT COMMITTEE CHARTER

ADOPTED AS OF MAY 11, 2000, AMENDED MARCH 24, 2004

Purpose

The Audit Committee is appointed by the Board of Directors of United PanAm Financial Corp. (the “Company”). The purpose of the Audit Committee is to oversee and monitor:

•	the integrity of the financial statements of the Company and the systems of internal accounting and financial controls,

•	the independent auditor’s qualifications, independence and compensation,

•	the performance of the Company’s internal audit function and independent auditors, and

•	the compliance by the Company with legal and regulatory requirements. In addition, the Audit Committee shall provide a link for communication among the outside auditors, management and the Board.

The Audit Committee shall prepare the to be included in the Company’s annual proxy statement in accordance with all applicable rules and regulations of the Securities and Exchange Commission (the “Commission”).

Committee Membership

The Audit Committee shall consist of no fewer than three members each of whom shall be a member of the Board of Directors. The members of the Audit Committee shall qualify as independent directors (“Independent Directors”) as defined under the rules of The Nasdaq Stock Market (or its successor). Each member shall also meet the criteria for independence set forth in Section 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). Further, the members of the Audit Committee shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and each member shall be able to read and understand fundamental financial statements including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall be a financial expert as defined by the rules and regulations of the Commission.

The members of the Audit Committee shall be nominated by the Board and elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of shareholders. Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Audit Committee shall be removed except by majority vote of the Independent Directors then in office. The Board may elect a member of the Audit Committee to serve as the chair of the Audit Committee. If the Board does not elect a chair, the members of the Committee may designate a chair by majority vote of the Audit Committee members

Meetings and Procedures

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Following each meeting, the Audit Committee shall deliver a report on the meeting to the Board. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

Meetings may be regularly scheduled in advance. The chair of the Audit Committee or a majority of the members of the Audit Committee may also call a special meeting of the Committee. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or other communications equipment), actions without a meeting, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Audit Committee shall keep written minutes of its meetings or written actions taken without meetings, which minutes and actions shall be maintained with the books and records of the Company.

Prior to the filing of any audit report with the Commission, the Audit Committee shall meet with the independent auditor to discuss: (i) all critical accounting policies and practices to be used in the audit; (ii) all alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management of the issuer, including (a) ramifications of the use of such alternative disclosures and treatments and (b) the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the issuer, including, but not limited to, any management letter or schedule of unadjusted differences. In addition, the independent auditor shall communicate with the Audit Committee all matters required by Generally Accepted Auditing Standards.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee; provided however that the Audit Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Audit Committee as a whole.

The Audit Committee shall preapprove the engagement of the auditor to audit the Company’s and its subsidiary’s financial statements and all services related to all, audit, review and attest reports performed by the independent auditor, including, but not limited to, providing comfort letters and services related to statutory audits required for insurance companies. In addition a, the Audit Committee shall preapprove all other permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may delegate authority to one or more members of the Audit Committee the authority to grant preapprovals of permitted non-audit services, provided that decisions of such member or members to grant pre-approvals shall be presented to the full Audit Committee at its then next scheduled meeting and the Audit Committee reviews the scope of service provided, the cost of such service, and whether or not the service provided could adversely impact the independence of the auditor in performing its independent audit functions. The Audit Committee shall not be required to preapprove permissible de minimus non audit services if: (i) the aggregate amount of such de minimus services constitutes no more than five percent (5%) of the total amount of revenues paid by the audit client to its accountant during the fiscal year in which the services are provided; (ii) such services were not recognized at the time of engagement of the issuer to be nonaudit services and (iii) such services are promptly brought to the attention of the Audit Committee and prior to completion are approved by either the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors and to whom authority to grant such approvals has been delegated by the Audit Committee.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee Charter shall be included as an appendix to the Company’s proxy statement, unless a copy has been included in the past 3 years or unless the Charter is amended prior to that time, in which case the revised charter should be filed as an appendix to the Company’s proxy statement at its next scheduled annual meeting.

The Audit Committee shall periodically review and assess its own performance. When conducting this review, the Audit Committee shall address all matters that the Audit Committee considers relevant to its performance, including, among other matters, whether the Audit Committee fulfilled the purpose set forth in this charter, whether the Audit Committee has adequate authority to fulfill its purposes, evaluation of any shortfalls or deficiencies and recommendations for improvement, the adequacy, appropriateness and quality of the information and recommendations presented by the Audit Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Audit Committee were adequate for the Audit Committee to complete its work in a thorough and thoughtful manner. The Committee shall submit any recommended changes to the Board, including changes to the Board’s policies and procedures or authority granted to the Committee.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and disclosures made in management’s discussion and analysis.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Review the independent auditor’s annual letter pursuant to Independent Standards Board Standards No. 1, outlining all relationships that may impact their independence.

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14.	If the Company considers hiring employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, recommend to the Board hiring policies.

15.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

17.	Review the appointment and replacement of the senior internal auditing executive.

18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

20.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act relating to the discovery of an illegal act has not been implicated.

21.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. The Board of Directors will review reports and disclosures of insider and affiliated party transactions and will refer any such transactions to the Audit Committee for approval. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

22.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.	Discuss with management any material changes in the financial condition of the operations of the Company and ensure that such changes are disclosed to the public on a rapid and current basis as contemplated by Section 13(l) of the Exchange Act.

24.	Review any audit opinion that contains a going concern qualification and ensure that a public announcement is released to the media not later than seven calendar days following the filing of such audit opinion in a public filing with the Securities and Exchange Commission (and giving prior notice to NASDAQ) as contemplated by NASDAQ Rule 4350(b).

25.	Review all off-balance sheet transactions, arrangements and obligations (including contingent obligations) and, with the assistance of management, determine which arrangements have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors and ensure disclosure in the Company’s quarterly and annual reports.

26.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27.	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

UNITED PANAM FINANCIAL CORP.

AUDIT AND NON-AUDIT SERVICES

PRE-APPROVAL POLICIES AND PROCEDURES

As approved by the Audit Committee on February 24, 2004

The Audit Committee has the authority to retain an accounting firm or an accountant, negotiate accounting fees and contract with the accounting firm or the accountant. The policies and procedures with respect to engaging an accounting firm or an accountant to render audit or non-audit services for United PanAm Financial Corp. (the “Company”) are as follows, subject to amendment from time to time by the Audit Committee:

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Audit Services

All audit services performed by an accounting firm or an accountant must be approved either by (a) the Audit Committee or (b) Ron R. Duncanson, Chairman of the Audit Committee, who informs the Audit Committee of the audit services so approved at the next Audit Committee meeting.

Non-Audit Services

All non-audit services performed by an accounting firm or an accountant must be approved either by (a) the Audit Committee or (b) Ron R. Duncanson, Chairman of the Audit Committee, who informs the Audit Committee of the non-audit services so approved at the next Audit Committee meeting.

NON-AUDIT SERVICES CONSIDERATIONS WHEN PROPOSED TO BE PERFORMED BY THE COMPANY’S OUTSIDE AUDITOR

I. General Policy

In determining whether to approve non-audit services to be performed by the accounting firm that performs the audit of the Company’s financial statement, the overall policy to be considered is to maintain the outside auditor’s independence, which independence will be compromised if any non-audit service infringes on the following three basic principles: (1) an outside auditor cannot function in the role of management, (2) an outside auditor cannot audit his or her own work, (3) an outside auditor cannot serve in an advocacy role for the Company.

II. Permitted Services

The following specific services may be provided by the Company’s outside auditor, subject to the pre-approval process contained herein:

(1)	Tax Services. Company compliance, tax planning and tax advice is allowed. Representing the Company before a tax court, however, may impair the outside auditor’s independence and so is subject to pre-approval by the entire Audit Committee. In addition, the entire Audit Committee must also pre-approve any transaction identified or recommended by the outside auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

(2)	Expert Services Related to the Audit. The outside auditor may be engaged to assist the Audit Committee to fulfill its responsibilities to conduct its own investigation of a potential accounting impropriety. The outside auditor may also perform internal investigations or fact-finding engagements including forensic or other fact-finding work that results in the issuance of a report to the Company. Performing such procedures is consistent with the role of the outside auditor and can improve audit quality. In addition, in any litigation or regulatory or administrative proceeding or investigation, the outside auditor may provide factual accounts, including testimony, of work performed or explaining the positions taken or conclusions reached during the performance of any service provided by the outside auditor for the Company.

(3)	Acquisition Due Diligence. The outside auditor may be engaged to assist the Company in gathering and reviewing documents and financial information relating to entities and assets that the Company is considering for acquisition or investment. The outside auditor’s services may include forensic or other fact-finding work and may result in the issuance of a report to the Company. However, the outside auditor should not be engaged to provide any opinion on valuation of the acquisition or fairness of the transaction or any other expert opinion relating to the transaction.

(4)	Services Not Prohibited. Any services not expressly prohibited below may be provided by the Company’s outside auditor if the Audit Committee determines that such services will not conflict with any of the three basic principles of independence referenced above.

III. Prohibited Services

Unless otherwise provided herein, the accounting firm that performs an audit of the Company’s financial statements may not be approved to provide any of the following services:

(1)	Bookkeeping. Bookkeeping or other services related to the accounting records or financial statements of the Company, including maintaining or preparing the Company’s records, or preparing or originating source data underlying the Company’s financial statements. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (1) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

(2)	Financial Information Systems Design and Implementation. Financial information systems design and implementation, including directly or indirectly operating or supervising the operation of, the Company’s information system or managing the Company’s local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (2) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (2) include working on hardware or software systems’ unrelated to the Company’s financial statements or accounting records. Additionally, the outside auditor may evaluate the internal controls of a system as it is being designed, implemented or operated either as part of an audit or attest service and making recommendations to management. Likewise, the outside auditor may make recommendations on internal control matters to management or other service provides in conjunction with the design and installation of a system by another service provider.

(3)	Appraisal or Valuation Services, Fairness Opinions, or Contribution-in-Kind Reports. Any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (3) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (3) include providing these services for non-financial reporting purposes (e.g., transfer pricing studies, cost segregations studies and other tax-only valuations). In addition, the outside auditor may utilize its own valuation specialist to review the work performed by the Company or a specialist employed by the Company, provided the Company or the specialist employed by the Company provides the technical expertise that the Company uses in determining the amounts recorded in the financial statements.

(4)	Actuarial Services. Actuarial services, including any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company, other than assisting the Company in understanding the methods, model, assumptions, and inputs used in computing an amount. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (4) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (4) include advising on the appropriate actuarial methods and assumptions to be used. (It is not, however, appropriate for the outside auditor to provide the actuarial valuations). The outside auditor may also utilize its own actuaries to assist in conducting the audit so long as the Company uses its own actuaries or third-party actuaries to provide management with actuarial capabilities.

(5)	Internal Audit Outsourcing Services. Internal audit outsourcing services, including any internal audit service that has been outsourced by the Company that relates to the Company’s internal accounting controls, financial systems or financial statements for the Company. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (5) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph include (5) include the outside auditor providing attest services to the Company related to internal controls, and making recommendations or improvements in connection with the outside audit. These do not constitute an internal audit outsourcing engagement.

(6)	Management Functions. Management functions, including acting, temporarily or permanently, as a directors, officer, or employee of the Company or performing any decision-making, supervisory or ongoing monitoring function for the Company.

(7)	Human Resources. Human resource services, including searching for or seeking out prospective candidates for managerial, executive, or director positions, engaging in psychological testing or other formal testing or evaluation programs, undertaking reference checks of prospective candidates for an executive or director position, acting as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment, or recommending or advising the Company to hire, a specific candidate for a specific job.

Examples of items that are not considered “prohibited services” under this paragraph (7) include interviewing job candidates and advising the Company on the candidates’ competence for financial accounting, administrative or control positions.

(8)	Broker or Dealer. Broker or dealer, investment adviser, or investment banking services, including acting as a broker-dealer (registered or unregistered), promoter or underwriter, on behalf of the Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over the Company’s investments, executing a transaction to buy or sell an investment of the Company, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

(9)	Legal Services. Legal services, including providing any service to the Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

(10)	Expert Services Unrelated to the Audit. Expert services unrelated to the audit, including providing an expert opinion or other expert service for the Company or the Company’s legal representative for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

CORRECTIVE POST-APPROVAL OF DE MINIMIS ITEMS

The Audit Committee or the member designated by the Audit Committee must pre-approve all audit, review or attest services as well as the majority of non-audit services. However, for de minimis non-audit services, the Audit Committee or the member designated by the Audit Committee may approve such services after the fact if the following conditions are met:

•	The aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to its accountant during the fiscal year in which the services are provided;

•	Such services were not recognized by the Company at the time of engagement as being non-audit services; and

•	Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or the member designated by the Audit Committee to approve such services.

(Side 1 of Card)

UNITED PANAM FINANCIAL CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 22, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guillermo Bron and Ray C. Thousand, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at United PanAm Financial Corp. on Tuesday, June 22, 2004 at 9:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

1.	ELECTION OF DIRECTORS.

Director nominees:

(a) Ron Duncanson

(b) Mitchell Lynn

	☐	FOR all nominees

	☐	WITHHOLD AUTHORITY to vote for all nominees.

To withhold authority, mark “FOR all except and write the nominees letter on the line below:

	☐	FOR all except:

2.	RATIFICATION OF APPOINTMENT OF KPMG LLP as independent public accountants of UPFC for the year ending December 31, 2004.

	☐	FOR

	☐	AGAINST

	☐	ABSTAIN

4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

PLEASE SIGN AND DATE ON REVERSE SIDE

(Side 2 of Card)

PLEASE SIGN AND DATE BELOW

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

Dated:                     , 2004

Signed:

Signed:

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

I (WE) WILL              WILL NOT              ATTEND THE MEETING IN PERSON.